                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.   20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        November 8, 2000

                         METRO ONE TELECOMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)

      Oregon                            0-27024                  93-0995165
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

   11200 Murray Scholls Place, Beaverton, Oregon                    97007
     (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (503) 643-9500

                                  Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On November 8, 2000, Metro One Telecommunications, Inc. (the "Company") and Sonera Media Holding B.V., a company organized under the laws of the Netherlands ("Sonera"), entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Sonera agreed to purchase from the Company 4,000,000 shares of its Common Stock for an aggregate purchase price of $68 million, or $17 per share, representing after the purchase approximately 25.5% of the outstanding shares of Common Stock of the Company.
 Sonera is a wholly-owned subsidiary of Sonera Corporation, a limited liability company organized under the laws of Finland, which has guaranteed the obligations of Sonera under the Purchase Agreement.

     The closing of the purchase (the "Closing") is subject to the satisfaction of certain conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii)the Company and Sonera entering into an Investment Agreement and a Registration Rights Agreement substantially in the forms attached to the Purchase Agreement, and
(iii)approval by the Company's shareholders, if required by the Nasdaq Marketplace Rules.

     The Investment Agreement to be entered into by the Company and Sonera will provide, among other things, for the following:

     1. Designation of Directors. The number of members of the Company's Board of Directors will be increased to seven, and two directors designated by Sonera will be added to the Board.

     2. Sonera's Purchase Rights. If, at any time after the Closing and prior to the eighth anniversary of the Closing, the Company proposes to issue or sell for cash any Common Stock, or securities convertible into or exchangeable for Common Stock, Sonera will have the right to purchase all or a portion of these securities under certain circumstances, subject to the overall limitation on Sonera's maximum percentage interest described below. (The shares purchased by Sonera under the Purchase Agreement and any shares purchased pursuant to Sonera's purchase rights are sometimes referred to as the "Purchased Shares.")

     3. Standstill. Prior to the third anniversary of the Closing, Sonera will be prohibited from acquiring an interest greater than 33% of the Company's Common Stock on a fully-diluted basis and from taking certain other actions with respect to the Company, except in limited circumstances including a tender offer or acquisition by a third person or group of an interest representing over 33% of the Company on a fully-diluted basis.

     4. Restriction on Transfers of Purchased Shares. Except with respect to transfers to permitted affiliated transferees, Sonera will be prohibited from transferring any Purchased Shares prior to the third anniversary of the Closing; provided, however, that shares may be sold under certain limited circumstances and, after the second anniversary of the Closing, pursuant to Rule 144 under the Securities Act of 1933, as

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         amended (the "1933 Act"), or in an offering registered under the
         1933 Act pursuant to the Registration Rights Agreement. From the third to the eighth anniversary of the Closing, if Sonera seeks to transfer any Purchased Shares to a nonaffiliated transferee, the Company will have the right to purchase all or designated blocks of the Purchased Shares under certain circumstances.

     5. Sonera Participation in Certain Disposition Transactions. If the Company initiates any process to effect a change in control (as defined), Sonera will have the right to participate on at least an equal basis with any other third party participants in such negotiations. If the Company effects a change in control, under certain conditions Sonera shall have tag-along rights and the Company shall have drag-along rights with respect thereto.

     6. Certain Transactions Involving Sonera. In the event that Sonera enters into a transaction that results in a change in control (as defined), and such transaction involves a competitor of the Company (as defined), the Company will have the right to purchase the Purchased Shares from Sonera or require Sonera to use its reasonable best efforts to transfer the Purchased Shares to a third person or persons who are not competitors of the Company (as defined).

Certain of the foregoing rights are subject to termination upon the occurrence of certain events, such as the failure of Sonera to maintain a specified number of Purchased Shares or the passage of time.

     The Registration Rights Agreement to be entered into by the Company and Sonera will provide Sonera (and its permitted affiliated transferees and certain other transferees) with three demand registrations and five piggyback registrations under the 1933 Act with respect to the Purchased Shares. These rights may be exercised at any time on or after the second anniversary of the Closing, or earlier under certain circumstances. These rights do not expire but are subject to termination in certain circumstances.

     This Current Report on Form 8-K is being filed for the purpose of filing the Press Release dated November 9, 2000 and the Stock Purchase Agreement, dated as of November 8, 2000, between the Company and Sonera.


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


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (c)    Exhibits.

            EXHIBIT NO.           DESCRIPTION
               99.1       Press Release, dated November 9, 2000, "Sonera
                          Invests $68 Million For 25.5% Equity Interest in
                          Metro One Telecommunications"

               99.2       Stock Purchase Agreement dated as of November 8,
                          2000, between Metro One Telecommunications, Inc.
                          and Sonera Media Holding B.V., together with forms of Investment Agreement (Annex I) and Registration
                          Rights Agreement (Annex II)





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

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 20, 2000
                                     Metro One Telecommunications, Inc.



                                     By:  /s/ TIMOTHY A. TIMMINS
                                         --------------------------------------
                                          Timothy A. Timmins
                                          President and Chief Executive Officer







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


                                   EXHIBIT INDEX


            EXHIBIT NO.           DESCRIPTION
            99.1          Press Release, dated November 9, 2000, "Sonera
                          Invests $68 Million For 25.5% Equity Interest in
                          Metro One Telecommunications"

            99.2          Stock Purchase Agreement dated as of November 8,
                          2000, between Metro One Telecommunications, Inc.
                          and Sonera Media Holding B.V., together with forms of Investment Agreement (Annex I) and Registration
                          Rights Agreement (Annex II)




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